EXHIBIT 99.7

CHANTICLEER HOLDINGS, INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of rights (the “Rights”) to purchase shares of common stock (“Common Stock”) of Chanticleer Holdings, Inc. (“Chanticleer”) pursuant to the Rights Offering described and provided for in the Chanticleer prospectus supplement dated September 8, 2015 and accompanying base prospectus (collectively, the “Prospectus”), hereby certifies to Chanticleer, Securities Transfer Corp., as subscription agent for the Rights Offering, and to Okapi Partners, LLC, as information agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription privilege (as defined in the Prospectus), and on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the over-subscription privilege (as defined in the Prospectus), listing separately below each such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner), and (2) each such beneficial owner’s basic subscription privilege has been exercised in full:

Number of Shares of Common Stock Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Privilege	Number of Shares Subscribed For Pursuant to Over-Subscription Privilege

1.

2.

3.

4.

5.

6.

7.

8.

9.

Provide the following information if applicable:

Depository Trust Company (“DTC”)

Participant Number

[PARTICIPANT]

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s)